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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                February 27, 1998



                           JENNIFER CONVERTIBLES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

    DELAWARE                    1-9681                    11-2824646
----------------            ----------------             ---------------
(State or other             (Commission File             (IRS Employer
 jurisdiction of             Number)                      Identification
 incorporation)                                           No.)

                            419 Crossways Park Drive
                            Woodbury, New York 11797
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                    (Address of principal executive offices)

                    Registrant's Telephone Number, including
                            area code: (516) 496-1900


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                 (Former Address, if changed since last report)


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Item 5:           OTHER EVENTS
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          As previously  disclosed,  the  settlement  agreements  among Jennifer
Convertibles, Inc. ("the Company"), a related private company (the "Private Company") and others may be terminable upon written notice by the Company or the Private Company if not approved by the Court by February 28, 1998. Although the Company disputes the Private Company's position that the agreements are so terminable, there can be no assurance that the Company will prevail in such dispute. The Private Company has not given any notice of termination but the Private Company has indicated to the Company that it has certain issues with the current settlement agreements and that it reserves the right to terminate during negotiations. The parties continue to negotiate.

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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 27, 1998

                             JENNIFER CONVERTIBLES, INC.



                             By:  /s/ Harley J. Greenfield,
                                -----------------------------
                                      Harley J. Greenfield,
                                      Chairman and Chief Executive Officer


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